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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT


           Pursuant to Section 13 or 15(d) of The Securities Exchange
                                  Act of 1934.

                                  April 5, 2001
                              --------------------
                Date of Report (Date of earliest event reported)


                            CCC GLOBALCOM CORPORATION
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           (Name of Small Business Issuer as specified in its charter)

                  Nevada                              36-36939936
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         (State or other jurisdiction of            (I.R.S. employer
          incorporation or organization              identification No.)

                           SEC File Number 33-30365-C
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            1250 Wood Branch Park Drive, 6th Floor, Houston, TX 77079
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                    (Address of principal executive offices)

         Registrant's telephone no., including area code: (281) 529-4600
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               16350 Park Ten Place, Suite 241, Houston, TX 77084
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          (Former name or former address, if changed since last report)

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Item 2.   Acquisitions or Disposition of Assets

      On April 5, 2001, CCC GlobalCom Corporation (OTCBB: CCGC) acquired selected assets from Equalnet Communications Corp. (OTCBB: ENET). The assets acquired include: a customer base of approximately 30,000 long distance customers, 65 employees, and telecommunication hardware switching equipment and networks. CCC GlobalCom and Equalnet will combine the operations into 32,000 square feet of office space previously occupied by Equalnet. Additionally, CCC GlobalCom purchased two Siemans and one debit card switch from d-Tel Network, LLC for $750,000 cash.

      The purchase price for the acquired assets was approximately $8,750,000, payable as follows:

      Cash                    $ 1,250,000
      Assumed Liabilities     $ 7,500,000

      The acquisition was funded in part by a $10,000,000 revolving line of credit provided by RFC Capital.


Item 7. Financial Statements and Exhibits

      A. Financial Statements. As of the date of this filing, it is impractical for CCC Globalcom to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after April 13, 2001.

      B. Financial Statements. As of the date of this filing, it is impractical for CCC Globalcom to provide the financial statements required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after April 13, 2001.

      C.   Exhibits.

      10.1   Asset Purchase Agreement
      10.2   First Amendment to Asset Purchase Agreement

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                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 13, 2001               CCC GLOBALCOM CORPORATION


                                    By /s/   Ziad A. Hakim
                                   -----------------------------------
                                             Ziad A. Hakim, CEO


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